                               AMENDMENT NO. 2 TO
                          PARTICIPATION AGREEMENT AMONG

                    GE LIFE AND ANNUITY ASSURANCE COMPANY AND

                            JANUS ASPEN SERIES TRUST

WHEREAS, GE LIFE AND ANNUITY ASSURANCE COMPANY on behalf of itself and its separate accounts, and JANUS ASPEN SERIES TRUST have previously entered into a Participation Agreement dated July 1, 1996 (the "Agreement");

NOW, THEREFORE, the parties hereby agree as follows:

     1. SCHEDULE A, is replaced in its entirety with the attached. (AMENDMENT NO. 1 to SCHEDULE A.)

     2. The Agreement, as supplemented by this AMENDMENT NO. 2 and the AMENDMENT NO. 1 to SCHEDULE A attached hereto, is ratified and confirmed effective April 29, 2005.

GE LIFE AND ANNUITY ASSURANCE COMPANY on behalf of itself and its separate accounts


By:
    ---------------------------------
    Geoffrey S. Stiff
    Senior Vice President


JANUS ASPEN SERIES TRUST


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                          Amendment No. 1 to Schedule A
                   Separate Accounts and Associated Contracts

    Name of Separate Account and Date         Contracts Funded by the Separate
       Separate Account Established                        Account
-----------------------------------------   -----------------------------------
GE Life & Annuity Separate Account II,      Commonwealth 3 - Form P1096
established August 21, 1986                 Commonwealth VUL - Form P1250
                                            GE Protection Plus -Form P1250
                                            Commonwealth 4 - P1250CR
                                            GE Accumulator - P1258/P1259
                                            Estate Optimizer - P1251
                                            CVL Flex - P1097
                                            GE Legacy - P1254/P1255

GE Life & Annuity Separate Account 4,       CVA 90 - Form P1140
established August 19, 1987                 CVA Mitchell - Form P1142
                                            CVA Plus - Form P1143/P1150
                                            Commonwealth/GE Extra - Form P1152
                                            Commonwealth/GE Freedom - Form P1151
                                            Savvy Investor - Form P1153
                                            GE Choice - Form P1154
                                            GE Selections - Form P1156

                              Available Portfolios

Balanced Portfolio - Institutional Shares
Balanced Portfolio - Service Shares
Capital Appreciation Portfolio - Institutional Shares
Capital Appreciation Portfolio - Service Shares
Flexible Income Portfolio - Institutional Shares
Global Life Sciences Portfolio - Service Shares
Global Technology Portfolio - Service Shares
Growth Portfolio - Institutional Shares
Growth Portfolio - Service Shares
International Growth Portfolio - Institutional Shares
International Growth Portfolio - Service Shares
Mid Cap Growth Portfolio - Institutional Shares
Mid Cap Growth Portfolio - Service Shares
Worldwide Growth Portfolio - Institutional Shares
Worldwide Growth Portfolio - Service Shares

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT

     This Amendment to the Fund Participation Agreement ("Agreement") dated July 1, 1996, as amended, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust") and G.E. Life and Annuity Assurance Company (formerly The Life Insurance Company of Virginia), a Virginia life insurance company (the "Company") is effective as of January 1, 2004.

                                    AMENDMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

     Section 2.3 of this Agreement shall be deleted in its entirety and is replaced with the following:

     2.3 The Trust or its investment adviser shall bear the costs of printing the Trust's prospectus and shareholder reports to owners of policies for which the Trust is serving as an investment vehicle. The Company shall bear the costs of distributing such prospectuses and reports and for printing such prospectuses and reports for applicants for policies. The Company shall be responsible for printing and distributing statements of additional information and other shareholder communications to policy owners and applicants. The Company shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

     All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

G.E. LIFE AND ANNUITY ASSURANCE COMPANY


By: /s/Geoffrey S. Stiff
    ------------------------------
Name: Geoffrey S. Stiff
Title: Senior Vice President


JANUS ASPEN SERIES


By: /s/Bonnie M. Howe
    ------------------------------
Name: Bonnie M. Howe
Title: Vice President

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT

     This Amendment to the Fund Participation Agreement ("Agreement") dated July 1, 1996, as amended, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), and G.E. Life and Annuity Assurance Company (formerly The Life Insurance Company of Virginia), a Virginia life insurance company (the "Company") is effective as of March 1, 2000.

                                    AMENDMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. If the Company elects to include any such materials on its Website or other computer or electronic format, the company assumes sole responsibility for maintaining such materials in the form provided by the Trust and for promptly replacing such materials with all updates provided by the Trust.

     2. The Agreement shall cover investment by the Company's Separate Accounts in Institutional Shares and Service Shares, two separate classes of shares issued by the Portfolios of Janus Aspen Series. All references to "shares" in the Agreement shall refer to shares of either of these classes, as applicable.

     All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

G.E. LIFE AND ANNUITY ASSURANCE COMPANY


By:
    ---------------------------------
Name:
Title:


JANUS ASPEN SERIES


By:
    ---------------------------------
Name: Bonnie M. Howe
Title: Vice President

                               JANUS ASPEN SERIES

                          FUND PARTICIPATION AGREEMENT

          THIS AGREEMENT is made this 3rd day of September, 1993, between JANUS ASPEN SERIES, an open-end management investment company organized as a Delaware business trust (the "Trust"), and The Life Insurance Company of Virginia, life insurance company organized under the laws of the Commonwealth of Virginia (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts").

                                   WITNESSETH:

          WHEREAS, the Trust has filed a registration statement with the Securities and Exchange Commission to register itself as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 ACT"), and to register the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

          WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Trust (the "Participating Insurance Companies"); and

          WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

          WHEREAS, the Trust has applied for an order from the Securities and Exchange Commission granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Trust Exemptive Order"); and

          WHEREAS, the Company has registered or will register certain variable life insurance policies and/or variable annuity contracts under the 1933 Act (the "Contracts");and

          WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

          WHEREAS, the Company desires to utilize shares of one or more Portfolios as an investment vehicle of the Accounts;

          NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                   ARTICLE I.
                              Sale of Trust Shares

          1.1. The Trust shall make shares of its Portfolios available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust. Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

          1.2. The Trust will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. The Trust shall make payment for such shares in the manner established from time to time by the Trust, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

          1.3. For the purposes of sections 1.1 and 1.2, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that i) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus and ii) the Trust receives notice of such orders by 10:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

          1.4. Purchase orders that are transmitted to the Trust in accordance with Section 1.3 shall be paid for on the same Business Day that the Trust receives notice of the order. Payments shall be made in federal funds transmitted by wire.

          1.5. Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Trust will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

          1.6. The Trust shall furnish same day notice to the Company of any income dividend or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

          1.7. The Trust shall make the net asset value per share for share Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share its calculated and shall use its best efforts to make such net asset value per share available by 6 p.m. New York time.

          1.8. The Trust agrees that its shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Shared Trust Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that Trust shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A. as amended from time to time.

          1.9. The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass through voting and conflicts of interest corresponding to those contained in section 2.8 and
Article IV of this Agreement.

                                   ARTICLE II.
                           Obligations of the Parties

          2.1. The Trust shall prepare and be responsible for filing with the Securities and Exchange Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its shares, preparation and filing of the documents listed in this section 2.1. and all taxes to which an issuer is subject on the issuance and transfer of its shares.

          2.2. At the option of the Company, the Trust shall either (a) provide the Company (at the Company's expense) with as many copies of the Trust's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall reasonably request: or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing. The Trust shall provide the Company with a copy of its statement of additional information in a form suitable for duplication by the Company. The Trust (at its expense) shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners.

          2.3. The Company shall bear the costs of printing and distributing the Trust's prospectus, statement of additional information, shareholder reports and other shareholder communications to owners of and applicants for policies for which the Trust is serving or is to serve as an investment vehicle. The Company shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

          2.4. The Company agrees and acknowledges that the Trust's adviser, Janus Capital Corporation ("Janus Capital"), is the sole owner of the name and mark "Janus" and that all use of any designation comprised in whole or part of Janus (a "Janus Mark") under this agreement shall inure to the benefit of Janus Capital. Except as provided in section 2.5, the Company shall not use any Janus Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of Janus Capital. Upon Termination of this Agreement for any reason, the Company shall cease all use of any Janus Mark(s) as soon as reasonably practicable.

          2.5. The Company shall furnish, or cause to be furnished, to the Trust (or its designee), a copy of the initial Contract prospectus and statement of additional information in which the Trust or its investment adviser is first named prior to the filing of such document with the Securities and Exchange Commission. The Company shall furnish, or shall cause to be furnished, to the Trust (or its designee) a copy of each subsequent Contract prospectus and statement of additional information in which the Trust or its investment adviser is named concurrently with the filing of such document with the Securities and Exchange Commission provided that there are no material changes in disclosure related to the Trust or its investment adviser. The Trust may, in its reasonable discretion, request that the Company modify any references to the Trust or its investment adviser in subsequent filings.

The Company shall furnish, or shall cause to be furnished, to the Trust (or its designee), each piece of sales literature or other promotional material in which the Trust or its investment adviser is named, at least five Business Days prior to its use or concurrently with the filing of such document with the National Association of Securities Dealers, whichever is greater. No such material shall be used if the Trust (or its designee) reasonably objects to such use within five Business Days after receipt of such material.

          2.6. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or its investment adviser in connection with the sale of the Contracts other than information or representations contained in or accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Trust. Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust (or its designee), except as required by legal process or regulatory authorities or with the written permission of the Trust (or its designee).

          2.7. The Trust shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in or accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

          2.8. So long as, and to the extent that the Securities and Exchange Commission interprets the 1940 Act to require pass-through voting privileges for variable policyowners, the Company will provide pass-through voting privileges to owners of policies whose cash values are invested, through the Accounts, in shares of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each Account, the Company will vote shares of the Trust held by the Account and for which no timely voting instructions from policyowners are received as well as it owns that are held by that Account, in the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Trust shares held by Contract owners without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.

                                  ARTICLE III.
                         Representations and Warranties

          3.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the Commonwealth of Virginia and that it has legally and validly established each Account as a segregated asset account under such law on the date set forth in Schedule A.

          3.2. The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

          3.3. The Company represents and warrants that the Contracts will be registered under the 1933 Act and such registration will be effective prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

          3.4. The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Delaware.

          3.5. The Trust represents and warrants that the Trust shares offered and sold pursuant to this Agreement will be registered under the 1933 act and the Trust shall be registered under the 1940 Act and such registration will be effective prior to any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

          3.6. The Trust represents and warrants that the investments of each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

                                   ARTICLE IV.
                               Potential Conflicts

          4.1. The Parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

          4.2. The Company agrees to promptly report and potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Shared Trust Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

          4.3. If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists that affects the interest of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include; (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners or more Participating Insurance Companies) that votes in favor of such segregation, or offering of more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

          4.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority to the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

          4.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

          4.6. For purposes of sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

          4.7. The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonable request so that the Trustees may fully carry out the duties imposed upon them by the Shared Trust Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

          4.8. If an to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Trust Exemptive Order) on terms and conditions materially different from those contained in the Shared Trust Exemptive Order, then the Trust and/or in the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

                                   ARTICLE V.
                                 Indemnification

          5.1. Indemnification By the Company. The Company agrees to indemnify and hold harmless the Trust and each of its Trustees, officers, employees and agents and each person, if any who controls the Trust within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

               (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

               (b) arise out of or result from statements or representations (other than statements or representations contained in or accurately derived from Trust Documents as defined in Section 5.2(a) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

               (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

               (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

               (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

          5.2. Indemnification By the Trust. The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this

Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

               (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto) collectively, "Trust Documents" for the purposes of this Article V), or arise out of or are based therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

               (b) arise out of or result from statements or representations (other than statements or representations contained in or accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or acquisition of the Contracts or Trust Shares; or

               (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust; or

               (d) arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

               (e) arise out of or result from any material breach of any representatives and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

          5.3. Neither the Company nor the Trust shall be liable under the indemnification provisions of sections 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

          5.4. Neither the company nor the Trust shall be liable under the indemnification provisions of sections 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon any agent designated to receive service of process), but failure to notify the party against whom indemnification is sought of any such claim or shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of sections 5.1 and 5.2.

          5.5. In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                   ARTICLE VI.
                                   Termination

          6.1. This Agreement may be terminated by either party for any reason by six (6) months advance written notice delivered to the other party.

          6.2. Notwithstanding any termination of this Agreement, the Trust shall, at the Option of the Company, continue to make available additional shares of the Trust (or any Portfolio) pursuant to the terms and conditions of this agreement for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to pay the costs set forth in section 2.3.

          6.3. The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.8 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with section 6.2.

                                  ARTICLE VII.
                                     Notices

          Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

               If to the Trust:
                    100 Fillmore Street, Suite 300
                    Denver, Colorado 80206
                    Attention: David C. Tucker, Esq.

               If to the Company:
                    The Life Insurance Company of Virginia
                    6610 W. Broad Street
                    Richmond, Virginia 23230
                    Attention: William D. Baldwin

                                  ARTICLE VIII.
                                  Miscellaneous

          8.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          8.2. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

          8.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

          8.4. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of Colorado.

          8.5. The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

          8.6. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

          8.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

          8.8. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

          8.9. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

          8.10. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized properly authorized and executed by both parties.

          8.11. Subject to the requirements of legal process and regulatory authorities, each party shall treat as confidential the names and address of Contract owners.

          8.12. Each party shall have the right, upon reasonable notice and during normal business hours, to inspect, audit and copy all records of the other party that pertain to that party's performance of its obligation under this agreement.

          IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

                                          THE LIFE INSURANCE COMPANY OF VIRGINIA


                                          By:
                                              ----------------------------------
                                          Name: William D. Baldwin
                                          Title: Senior Vice President


                                          JANUS ASPEN SERIES


                                          By:
                                              ----------------------------------
                                          Name: David C. Tucker
                                          Title: Vice President

                                   Schedule A
                   Separate Accounts and Associated Contracts

                                         Funded Date Established by Board of
Name of Separate Account and Contracts   Directors By Separate Account
--------------------------------------   ---------------------------------------
Life of Virginia Separate Account II     Commonwealth 3 variable life insurance
   (established August 21, 1986)            policy

Life of Virginia Separate Account III    Asset Allocation Life variable life
   (established February 0, 1987)           insurance policy

                                         Commonwealth VL variable life insurance
                                            policy

Life of Virginia Separate Account 4      Asset Allocation Annuity variable
   (established August 19, 1987)            annuity policy

                                         Commonwealth Annuity variable annuity
                                            policy